EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                      AND INTERIM CHIEF FINANCIAL OFFICER
                                    OF
                     BION ENVIRONMENTAL TECHNOLOGIES, INC.

                       PURSUANT TO 18 U.S.C. SECTION 1350


     I hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-QSB of Bion Environmental Technologies, Inc. for the period ending September 30, 2003:

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, EXCEPT THAT THE FINANCIAL STATEMENTS FOR THE Quarter ENDED September 30, 2003 HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT AUDITORS AND THE NOTES THERETO AND THE DISCUSSIONS WITHIN THE ANNUAL REPORT OF SUCH NUMBERS HAVE HOT BEEN AUDITED OR REVIEWED BY OUR INDEPENDENT AUDITORS; and

     (2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Bion Environmental Technologies, Inc.


/s/ Mark A. Smith
-------------------------------
Mark A. Smith
Chief Executive Officer and
Interim Chief Financial Officer

November 18, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bion Environmental Technologies, Inc. and will be retained by Bion Environmental Technologies, Inc. and furnished to the Securities and Exchange Commission upon request.